UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021 (November 1, 2021)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2021, Molina Healthcare, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), by and between the Company and Truist Securities, Inc., acting as representative of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”), relating to the issuance and sale of $750 million aggregate principal amount of the Company’s senior notes due 2032 (the “Notes”), in a private offering to individuals reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States in reliance on Regulation S under the Securities Act.  The offering is expected to close on or about November 16, 2021, subject to the satisfaction of customary closing conditions (the “Settlement Date”).

The Notes will bear interest at a rate of 3.875% per year.  Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2022, and will accrue from the Settlement Date.  The Notes will mature on May 15, 2032.

The Company estimates that after deducting fees and expenses payable by the Company, the net proceeds from the issuance and sale of the Notes will be approximately $741 million (the “Net Proceeds”). The Company intends to use approximately $725 million of the Net Proceeds to redeem the entire $700 million outstanding principal amount of its 5.375% senior notes due 2022.  The Company intends to use the remaining Net Proceeds for general corporate purposes, which may include repayment of indebtedness, share repurchases, funding for acquisitions, capital expenditures, additions to working capital and capital contributions to the Company’s health plan subsidiaries to meet statutory requirements in new or existing states.

The Purchase Agreement contains customary representations, warranties and agreements by the Company.  In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, as more particularly described in Section 7(a) of the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement. A copy of the form of Purchase Agreement is being filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 1, 2021, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit
No.	Description

1.1	Form of Purchase Agreement, dated November 1, 2021, by and between the Company and Truist Securities, Inc., as representative of the several initial purchasers named in Schedule A thereto

99.1	Press release of Molina Healthcare, Inc. issued November 1, 2021

104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on November 2, 2021 formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 2, 2021	By:	/s/ Jeff D. Barlow
Jeff D. Barlow, Chief Legal Officer and Secretary